SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☒ Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ALEXION PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ALEXION PHARMACEUTICALS, INC.

352 Knotter Drive

Cheshire, Connecticut 06410

(203) 272-2596

April 26, 2006

Dear Fellow Stockholder:

You are cordially invited to attend the Company’s Annual Meeting of Stockholders to be held at 10:00 a.m. on Wednesday, June 7, 2006, in the College Room at the Omni Hotel, 155 Temple Street, New Haven, Connecticut 06510.

This year, you are being asked:

(1)	To elect eight directors to the Company’s Board of Directors, constituting the entire Board, to serve for the ensuing year;

(2)	To approve the amendment to the Company’s 2004 Incentive Plan, as described in the accompanying proxy statement, including to increase the number of shares of common stock available for issuance by 775,000 shares (subject to adjustment in the event of stock splits and other similar events), and

(3)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

In addition, I will be pleased to report on the affairs of the Company and a discussion period will be provided for questions and comments of general interest to stockholders.

We look forward to greeting those stockholders who are present at the meeting; however, whether or not you plan to be with us at the meeting, it is important that your shares be represented. Accordingly, you are requested to sign and date the enclosed form of proxy and mail it in the envelope provided at your earliest convenience. Thank you for your cooperation.

Very truly yours,

Leonard Bell, M.D.

Chief Executive Officer,

Secretary and Treasurer

ALEXION PHARMACEUTICALS, INC.

Cheshire, Connecticut

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 7, 2006

April 26, 2006

Notice is hereby given that the Annual Meeting of Stockholders of Alexion Pharmaceuticals, Inc. will be held on Wednesday, June 7, 2006, at 10:00 a.m. in the College Room at the Omni Hotel, 155 Temple Street, New Haven, Connecticut 06510:

(1)	To elect eight directors to the Company’s Board of Directors, constituting the entire Board, to serve for the ensuing year;

(2)	To approve the amendment to the Company’s 2004 Incentive Plan, as described in the accompanying proxy statement, including to increase the number of shares of common stock available for issuance by 775,000 shares (subject to adjustment in the event of stock splits and other similar events), and

(3)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm; and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Stockholders of record at the close of business on April 21, 2006 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to be with us at the Annual Meeting, please complete, sign and date the enclosed proxy card and mail it in the envelope provided at your earliest convenience so that your shares may be represented at the meeting and to ensure a quorum. No postage is required if mailed in the United States. When completing your form of proxy, please sign your name, as it appears printed. If signing as an attorney, executor, administrator, trustee or guardian, please give your full title. A proxy executed by a corporation must be signed by an authorized officer.

As we previously announced, on December 9, 2005, our Board of Directors has unanimously approved a change to our fiscal year end from July 31 to December 31. Accordingly, a copy of the Company’s Transition Report on Form 10-K/T for the five month period ended December 31, 2005, (transition report) containing financial data for the five-month period ended December 31, 2005, is being mailed to the stockholders with this proxy statement.

Leonard Bell, M.D.

Secretary

ALEXION PHARMACEUTICALS, INC.

352 Knotter Drive

Cheshire, Connecticut 06410

PROXY STATEMENT

GENERAL INFORMATION

Proxy Solicitation

This Proxy Statement and form of proxy are furnished to the holders of common stock, par value $.0001 per share (the “Common Stock”), of Alexion Pharmaceuticals, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders to be held on Wednesday, June 7, 2006, at 10:00 a.m. in the College Room at the Omni Hotel, 155 Temple Street, New Haven, Connecticut 06510, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purposes of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors is not currently aware of any other matters that will come before the meeting.

Proxies will be mailed to stockholders on or about May 2, 2006 and will be solicited by mail. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the shares and will reimburse them for their expenses in so doing. Proxies may be solicited, without extra compensation, by officers, agents and employees of the Company who may communicate with stockholders, banks, brokerage houses and others by telephone, facsimile, email or in person to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so. If any special employees or solicitors are retained, the Company will bear the expense of such retention.

Revocability and Voting of Proxy

A form of proxy for use at the Annual Meeting of Stockholders and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before such proxies are voted at the Annual Meeting by filing with the Secretary of the Company a written notice of revocation, or by mailing a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting. Shares of the Company’s Common Stock represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If a proxy card is signed and returned without any specifications, your shares will be voted in a manner recommended by the Board of Directors.

Record Date and Voting Rights

Only stockholders of record at the close of business on April 21, 2006 are entitled to notice of and to vote at the Annual Meeting or any and all adjournments thereof. On April 21, 2006, there were 31,536,116 shares of Common Stock outstanding; each such share is entitled to one vote on each of the matters to be presented at the Annual Meeting. The holders of a majority of the outstanding shares of Common Stock entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. “Broker non-votes” are shares held by brokers or nominees that are present in person or represented by proxy, but not voted on a particular matter because (1) instructions have not been received from the beneficial owner and (2) the brokers do not have discretionary voting authority to vote on such matter. Abstentions and broker non-votes are not treated as a vote “for” or a vote “against” any of the proposals to which such abstentions or broker non-votes apply.

New Fiscal Year End

As the Company previously announced, on December 9, 2005 the Board of Directors, pursuant to the Company’s Amended and Restated Bylaws, has unanimously approved a change in the Company’s fiscal year end from July 31 to December 31. The Company filed a transition report on Form 10-K/T covering the five months period from August 1, 2005 to December 31, 2005 (the “Five Month Transition Period”) on March 7, 2006.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information as of March 1, 2006 (except as otherwise noted) regarding the beneficial ownership (as defined by the Securities and Exchange Commission (the “SEC”)) of the Company’s Common Stock of: (i) each person known by the Company to own beneficially more than five percent of the Company’s outstanding Common Stock; (ii) each director; (iii) each executive officer named in the Summary Compensation Table (see our Proxy Statement “Proposal No.1 Election of Directors”); and (iv) all directors and Section 16 officers of the Company as a group.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percentage of Outstanding Shares of Common Stock
Fidelity Management & Research Company 82 Devonshire Street Boston, MA 02109(3)	3,282,290	10.5%

Janus Capital Management LLC 100 Fillmore Street Suite 400 Denver, CO 80206-4928(3)	3,014,663	9.6%

Sectoral Asset Management, Inc. 1000 Sherbrooke St Montréal, Canada(3)	2,624,552	8.4%

Westfield Capital Management Co. LLC 1 Financial Center 23rd floor Boston, MA 02111-2621(3)	1,868,550	6.0%

T. Rowe Price Associates, Inc. 100 E. Pratt St. Baltimore, MD 21202(3)	1.824,150	5.8%

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percentage of Outstanding Shares of Common Stock
Ziff Brothers Investments, LLC 55 Railroad Ave. Greenwich, CT(4)	1,677,773	5.4%

Pictet & Cie. Europe SA 1, Boulevard Royal Luxembourg 2016 LU(5)	1,634,919	5.2%

Leonard Bell, M.D.(6)(20)	843,280	2.7%

David W. Keiser(7)(20)	277,064	*

Stephen P. Squinto, Ph.D.(8)(20)	151,625	*

Thomas I.H. Dubin, J.D.(9)(20)	124,250	*

Christopher F. Mojcik, M.D., Ph.D.(10)(20)	119,500	*

Joseph Madri, Ph.D., M.D.(11)	113,875	*

Max Link, Ph.D.(12)	109,221	*

R. Douglas Norby(13)	62,375	*

Alvin S. Parven(14)	62,324	*

Vikas Sinha, M.B.A., C.A.(15)	24,625	*

Larry L. Mathis(16)	22,375	*

Patrice Coissac(17)	13,500	*

Ruedi E. Waeger, Ph. D.(18)	7,875	*

All directors and Section 16 officers as a group (13 persons)(19)	1,931,889	6.2%

*	Less than one percent.
(1)	Unless otherwise indicated, the address of all persons is 352 Knotter Drive, Cheshire, Connecticut 06410.
(2)	To our knowledge, except as set forth below, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes in this table.
(3)	These figures are based upon information set forth in Schedule 13F dated December 31, 2005.
(4)	This figure is based upon information set forth in Form 10-K dated October 1, 2005.
(5)	This figure is based upon information set forth in Schedule 13G dated November 23, 2005.
(6)	Includes 531,469 shares of common stock that may be acquired upon the exercise of options within 60 days of March 1, 2006 and 300 shares, in aggregate, held in the names of Dr. Bell’s three children. Excludes 96,293 shares obtainable through the exercise of options, granted to Dr. Bell, which are not exercisable within 60 days of March 1, 2006 and 90,000 shares held in trust for Dr. Bell’s children. Dr. Bell disclaims beneficial ownership of the 90,300 shares held in the names of his children.
(7)	Includes 185,755 shares of common stock which may be acquired upon the exercise of options within 60 days of March 1, 2006 and 300 shares, in aggregate, held in the names of Mr. Keiser’s three children. Excludes 52,250 shares obtainable through the exercise of options, granted to Mr. Keiser, which are not exercisable within 60 days of March 1, 2006. Mr. Keiser disclaims beneficial ownership of the shares held in the names of his minor children.

(8)	Includes 143,625 shares of common stock which may be acquired upon the exercise of options within 60 days of March 1, 2006. Excludes 50,375 shares obtainable through the exercise of options, granted to Dr. Squinto, which are not exercisable within 60 days of March 1, 2006.
(9)	Includes 106,250 shares of common stock which may be acquired on the exercise of options that are exercisable within 60 days of March 1, 2006. Excludes 50,750 shares obtainable through the exercise of options granted to Mr. Dubin, which are not exercisable within 60 days of March 1, 2006.
(10)	Includes 111,500 shares of common stock, which may be acquired upon the exercise of options within 60 days of March 1, 2006. Excludes 44,500 shares obtainable through the exercise of options granted to Dr. Mojcik, which are not exercisable within 60 days of March 1, 2006.
(11)	Includes 56,875 shares of common stock which may be acquired on the exercise of options that are exercisable within 60 days of March 1, 2006. Excludes 10,125 obtainable through the exercise of options granted to Dr. Madri, which are not exercisable within 60 days of March 1, 2006.
(12)	Includes 36,541 shares of common stock which may be acquired upon the exercise of options within 60 days of March 1, 2006. Excludes 10,125 shares obtainable through the exercise of options granted to Dr. Link, which are not exercisable within 60 days of March 1, 2006.
(13)	Includes 60,375 shares of common stock which may be acquired on the exercise of options that are exercisable within 60 days of March 1, 2006. Excludes 10,125 shares obtainable through the exercise of options granted to Mr. Norby, which are not exercisable within 60 days of March 1, 2006.
(14)	Includes 59,275 shares of common stock which may be acquired on the exercise of options that are exercisable within 60 days of March 1, 2006. Excludes 10,125 shares obtainable through the exercise of options granted to Mr. Parven, which are not exercisable within 60 days of March 1, 2006.
(15)	Includes 625 shares of common stock which may be acquired on the exercise of options that are exercisable within 60 days of March 1, 2006. Excludes 94,375 shares obtainable through the exercise of options granted to Mr. Sinha, which are not exercisable within 60 days of March 1, 2006.
(16)	Includes 17,375 shares of common stock which may be acquired on the exercise of options that are exercisable within 60 days of March 1, 2006. Excludes 11,625 shares obtainable through the exercise of options granted to Mr. Mathis, which are not exercisable within 60 days of March 1, 2006.
(17)	Includes 500 shares of common stock which may be acquired on the exercise of options that are exercisable within 60 days of March 1, 2006. Excludes 40,500 shares obtainable through the exercise of options granted to Mr. Coissac, which are not exercisable within 60 days of March 1, 2006.
(18)	Includes 5,875 shares of common stock which may be acquired on the exercise of options that are exercisable within 60 days of March 1, 2006. Excludes 15,625 shares obtainable through the exercise of options granted to Dr. Waeger, which are not exercisable within 60 days of March 1, 2006.
(19)	Consists of shares beneficially owned by Drs. Bell, Link, Madri, Mojcik, Squinto, and Waeger and Messrs. Keiser, Dubin, Norby, Parven, Sinha, Mathis and Coissac. Includes 1,316,040 shares of common stock, which may be acquired upon the exercise of options within 60 days of March 1, 2006.
(20)	Named executive officer under Item 402 of Regulation S-K.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Eight directors, constituting the Company’s entire Board of Directors, have been nominated for re-election at the Annual Meeting to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. In the event any of these nominees shall be unable to serve as a director, the shares represented by the proxy will be voted for such other candidate, if any, who is nominated by the Board of Directors to replace the nominee. All nominees have consented to be named in the Proxy Statement and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve.

Directors will be elected by a plurality of the votes cast by the stockholders entitled to vote on the election of directors at the Annual Meeting.

THE BOARD OF DIRECTORS DEEMS “PROPOSAL NO. 1—ELECTION OF DIRECTORS” TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” EACH NOMINEE.

Below please find information about the nominees for directors:

Director	Age	Year First Became Director	Principal Occupation During The Past Five Years and Directorships in Public Reporting and Other Companies
Leonard Bell, M.D.	47	1992	Chief Executive Officer, Secretary and Treasurer since January 1992, and director of the Company since February 1992; President of the Company from January 1992 to April 2002; Adjunct Assistant Professor of Medicine and Pathology at Yale University School of Medicine.

David W. Keiser	54	2002	President and director of the Company since April 2002; Chief Operating Officer of the Company since July 1992; Executive Vice President of the Company from July 1992 to April 2002.

Max Link, Ph.D.(1)(4)	65	1992	Chairman of the Company’s board of directors since December 2002: Chairman and Chief Executive Officer of CenterPulse, AG, a medical implant company from March 2001 to September 2003; Retired from 1994 to 2001; Chief Executive Officer of Corange (Bermuda) from May 1993 to June 1994; Chairman of the Board of Sandoz Pharma, Ltd. from 1992 to 1993 and Chief Executive Officer of Sandoz Pharma, Ltd. from 1987 to 1992; Chairman of the Board of Directors of Protein Design Labs, Inc., CytRx Corporation, as well as Celsion Corporation, and is also a director of Access Pharmaceuticals, Inc., Discovery Labs, Inc. and Human Genome Sciences, Inc., each a publicly held pharmaceutical and/or life-science company.

Joseph A. Madri, Ph.D., M.D.(2)(4)	59	1992	Faculty Member of the Yale University School of Medicine since 1980.

Larry L. Mathis(1)(3)	62	2004	Executive consultant since 1998 with D. Petersen & Associates a provider of counsel to select clients on leadership strategies, integrated systems and governance; Served in various capacities within The Methodist Hospital System for the 27 years prior to joining D. Petersen & Associates; Consultant to the Chairman of the Board of The Methodist Hospital System from 1997 to 1998; President and Chief Executive Officer, as well as a member of the Board of Directors of the Methodist Hospital System, from 1983 to 1997.

Director	Age	Year First Became Director	Principal Occupation During The Past Five Years and Directorships in Public Reporting and Other Companies
R. Douglas Norby(1)(3)	70	1999	Senior Vice President and Chief Financial Officer of Tessera, Inc., a provider of intellectual property for advanced semiconductor packaging, from July 2003 to January 2006; Senior Vice President and Chief Financial Officer of Zambeel, Inc., a data storage systems company, from March 2002 to February 2003; Senior Vice President and Chief Financial Officer of Novalux, Inc., a manufacturer of lasers for optical networks, from December 2000 to March 2002; Executive Vice President and Chief Financial Officer of LSI Logic Corporation from 1996 to 2000; serves as a director of LSI Logic Corporation, STATS ChipPAC, Ltd., Jazz Semiconductor, Inc. each a semiconductor company, and Neterion, Inc., a communications device company.

Alvin S. Parven(2)(3)	65	1999	President of ASP Associates, a management and strategic consulting firm, since 1997; Vice President at various operating subsidiaries of Aetna Insurance Corporation from 1987 to 1997.

Ruedi E. Waeger, Ph.D.(2)(4)	62	2005	President, Chief Executive Officer, and a director of Aventis Behring L.L.C., a global plasma therapeutics product business, from April 1998 to March 2004; director of Guidant Corporation, a medical device manufacturer, since 1995; a director of Talecris Biotherapeutics, a therapeutic proteins company, and Eximias Pharmaceutical Corporation, since March 2005. Dr. Waeger was nominated to our board of directors by an independent director.

(1)	Member of the Audit Committee of the Board of Directors.
(2)	Member of the Compensation Committee of the Board of Directors.
(3)	Member of the Nominating and Governance Committee of the Board of Directors.
(4)	Member of the Compliance and Quality Committee of the Board of Directors.

GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS

During the five-month transition period ended December 31, 2005, the Board of Directors held two meetings. During the five-month transition period, each incumbent director attended at least 75% of the meetings of the Board of Directors and all committees of the Board of Directors on which he served. It is the Company’s policy that members of the Board of Directors should attend and be present at the Annual Meeting of Stockholders. Eight members of the Board of Directors then constituting the entire Board attended the 2005 Annual Meeting of Stockholders in respect of the prior fiscal year ending July 31, 2005.

The Board of Directors has determined that six of its eight members (Drs. Link, Madri and Waeger, and Messrs. Mathis, Norby, and Parven) are “independent directors” as that term is defined under the National

Association of Securities Dealers’ (“NASD”) Listing Standards. During each of the regularly scheduled meetings this five-month transition period, the Board of Directors met in executive session where only the independent directors were present without any members of the Company’s management.

Audit Committee

In February 1993, the Board established a separately designated standing Audit Committee to review the internal accounting procedures of the Company, consult with the Company’s independent registered public accounting firm and review the services provided by the independent registered public accounting firm. The Audit Committee operates pursuant to a charter which has been approved and adopted by the Board of Directors and is reviewed and reassessed annually by the Audit Committee. The Audit Committee Charter is attached to this proxy statement as Appendix A. Dr. Link, Mr. Mathis and Mr. Norby are the current members of the Audit Committee, each of whom the Company’s Board of Directors has determined to be an “independent director” as that term is defined under the NASD Listing Standards and the SEC rules and regulations. Our Board of Directors has also determined that Mr. Norby is an “audit committee financial expert” as that term is defined under the NASD Listing Standards and the SEC rules and regulations. During the five month transition period the Audit Committee held four meetings.

Compensation Committee

In February 1993, the Board of Directors established a Compensation Committee. The Compensation Committee reviews compensation practices, determines or recommends compensation of the chief executive officer and all other executive officers, and administers the Company’s non-formula based equity compensation and incentive plans. During the Company’s five-month transition period, Dr. Madri, Mr. Parven and Dr. Waeger served as the members of the Compensation Committee. The Company’s Board of Directors has determined that each of the members of the Compensation Committee is an “independent director” as that term is defined under the NASD Listing Standards and the SEC rules and regulations. During the five-month transition period, the Compensation Committee held two meetings.

Compliance and Quality Committee

In December 2004, the Board established a Compliance and Quality Committee. The Compliance and Quality Committee provides leadership and guidance to the Company on all aspects of regulatory and product compliance matters, except where those matters involve financial controls or the internal financial audit function. Dr. Link, Dr. Madri and Dr. Waeger are the current members of the Compliance and Quality Committee, each of whom is an “independent director” as that term is defined under the NASD Listing Standards. During the five-month transition period, the Compliance and Quality Committee held two meetings.

Nominating and Governance Committee

In June 2003, the Board of Directors established the Nominating and Governance Committee to provide leadership and guidance to the Company, review and recommend new directors to the Board of Directors, establish the necessary Board committees to provide oversight to the Company, and make recommendations regarding committee membership. During the Company’s five month transition period, Messrs. Mathis, Norby and Parven served as the members of the Nominating and Governance Committee, each of whom the Company’s Board of Directors has determined to be an “independent director” as that term is defined under the NASD

Listing Standards. During the five-month transition period, the Nominating and Governance Committee held two meetings. The Nominating and Governance Committee Charter is posted on the Company’s website at www.alexionpharm.com.

Process for Selecting Nominees and Stockholder Nominations

It is the policy of the Nominating and Governance Committee to consider candidates for the Board membership recommended by Nominating and Governance Committee members and other Board members, management, the Company’s stockholders, third-party search firms and any other appropriate sources. If a consulting firm is retained to assist in the search process for a director, a fee is typically paid to such a firm only if the candidate is elected to the Board or is recommended to the Board by the Nominating and Governance Committee for inclusion in the slate of nominees to be elected at the Annual Meeting of Stockholders. As a stockholder, you may recommend a person for consideration as a nominee for director by writing to the Nominating and Governance Committee of the Board of Directors, c/o Alexion Pharmaceuticals, Inc., 352 Knotter Drive, Cheshire, Connecticut 06410, Attention: General Counsel. Recommendations must be received by December 15, 2006 to be considered for the 2007 Annual Meeting of Stockholders. Recommendations must include the name and address of the stockholder making the recommendation, a representation setting forth the number of shares of the Company’s Common Stock beneficially owned by the recommending stockholder, a statement from the recommended nominee that expresses his or her intent to serve on the Board if elected, biographical information about the recommended nominee, any other information the stockholder believes would be helpful to the Nominating and Governance Committee in evaluating the recommended nominee and a description of all arrangements or understandings between the recommending stockholder and each nominee and any other person concerning the nomination.

In evaluating candidates, the Nominating and Governance Committee will consider the following criteria: personal integrity, sound business judgment, business and professional skills and experience, independence (as that term is defined under the rules of the Securities and Exchange Commission and the NASD Listing Standards) and the requirement to maintain a Board that is composed of a majority of independent directors, potential conflicts of interest, the extent to which a candidate would fill a present need, and concern for the long term interests of stockholders. In any particular situation, the Nominating and Governance Committee may focus on persons possessing a particular background, experience or qualifications which the Committee believes would be important to enhance the effectiveness of the Board. The evaluation process for stockholder recommendations is the same as for candidates recommended by any other source.

Stockholder Communications with the Board of Directors

The Board of Directors has provided a process for stockholders to send communications to the Board. Stockholders who wish to send communications to the Board, or any particular director, should address such communications to the Board of Directors, c/o Alexion Pharmaceuticals, Inc., 352 Knotter Drive, Cheshire, Connecticut 06410, Attention: Thomas I.H. Dubin, Esq., Senior Vice President and General Counsel. All such communications should include a representation from the submitting stockholder setting forth the stockholder’s address and the number of shares of the Company’s Common Stock beneficially owned by the stockholder.

The General Counsel of the Company will (i) be primarily responsible for monitoring communications from stockholders and (ii) provide copies or summaries of such communications to the Board, or the director to whom such communication is addressed, as the General Counsel considers appropriate. Each stockholder communication will be forwarded if it relates to a substantive matter and includes suggestions or comments that the General Counsel considers to be important for the directors, or director, to know. In general, stockholder communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than stockholder communications relating to personal grievances and matters as to which the Company tends to receive repetitive or duplicative communications. The Board will give appropriate attention to written communications on such issues and will respond as appropriate.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who beneficially own more than ten percent of the Company’s Common Stock, to file initial reports of beneficial ownership of the Company’s stock and reports of changes in beneficial ownership of the Company’s stock with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to the Company and written representations from the Company’s executive officers and directors, the Company believes that during the five month transition period ended December 31, 2005 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with on a timely basis.

EXECUTIVE COMPENSATION

The following table shows all the cash compensation paid and certain other compensation paid by the Company during the periods indicated to the Chief Executive Officer of the Company and each of the four other most highly compensated executive officers of the Company for such periods in all capacities in which they served.

SUMMARY COMPENSATION TABLE

			Annual Compensation					Long Term Compensation
Name and Principal Position	Period Ended		Base Salary	Bonus Compensation		Other Compensation		Restricted Stock Awards ($)			Options (number of shares)
Leonard Bell, M.D. Chief Executive Officer, Secretary and Treasurer	12/31/2005 12/31/2005 7/31/2005 7/31/2004 7/31/2003	(1) (2) (3) (3) (3)	$206,827 467,942 429,245 363,751 355,638	$	— 275,000 275,000 112,000 90,000	$2,315 6,484 6,667 4,667 5,696	(4) (4) (4) (4) (4)	$	— 229,275 229,275 — —	(5) (5)	22,500 45,000 42,500 37,000 20,000

David W. Keiser President and Chief Operating Officer	12/31/2005 12/31/2005 7/31/2005 7/31/2004 7/31/2003	(1) (2) (3) (3) (3)	$141,200 320,893 303,271 276,892 271,462	$	— 140,000 140,000 85,000 60,000	$2,315 7,159 6,530 5,516 5,516	(4) (4) (4) (4) (4)	$	— 81,520 81,520 — —	(5) (5)	8,000 16,000 20,000 22,000 27,000

Stephen P. Squinto, Ph.D. Executive Vice President and Head of Research	12/31/2005 12/31/2005 7/31/2005 7/31/2004 7/31/2003	(1) (2) (3) (3) (3)	$122,667 278,776 259,980 233,928 227,115	$	— 107,000 107,000 35,000 35,000	$2,315 6,854 6,296 5,011 5,010	(4) (4) (4) (4) (4)	$	— 81,520 81,520 — —	(5) (5)	8,000 16,000 20,000 22,000 12,000

Christopher Mojcik, M.D., Ph.D. Senior Vice President, Clinical Development	12/31/2005 12/31/2005 7/31/2005 7/31/2004 7/31/2003	(1) (2) (3) (3) (3)	$118,696 269,751 252,639 224,013 208,142	$	— 92,000 92,000 40,000 35,000	$2,572 5,720 5,475 5,825 5,770	(4) (4) (4) (4) (4)	$	— 61,140 61,140 — —	(5) (5)	6,000 12,000 18,000 25,000 10,000

Thomas I.H. Dubin, J.D. Senior Vice President and General Counsel	12/31/2005 12/31/2005 7/31/2005 7/31/2004 7/31/2003	(1) (2) (3) (3) (3)	$111,934 251,196 235,090 218,214 209,475	$	— 89,000 89,000 33,000 30,000	$2,426 5,396 5,165 5,010 5,010	(4) (4) (4) (4) (4)	$	— 264,940 264,940 — —	(5) (5)	6,000 22,000 26,000 20,000 10,000

(1)	The period ended December 31, 2005 reflects the five-month period ended on such date.
(2)	The period ended December 31, 2005 reflects the twelve-month period ended on such date. Please note that there are two overlaps in the compensation reported. Specifically, (i) the seven month period figures beginning January 1, 2005 and ended July 31, 2005 are reflected both in these figures and the figures for the twelve month period ended July 31, 2005, and (ii) the five month period figures beginning on August 1, 2005 and ended on December 31, 2005 are reflected both in these figures and in the figures for the five month period ended on December 31, 2005.
(3)	The period ended July 31 of any year reflects the twelve-month period ended on such date.
(4)	Represents the Company’s matching contribution pursuant to its 401(k) defined contribution plan.
(5)

The value of restricted stock awards is based on the closing price of the Company’s common stock of $20.38 per share quoted on the NASDAQ National Market System on March 9, 2005, the date of grant of restricted stock awards. The total number of shares of restricted stock held by the named executive officers as of December 31, 2005, and the total value of these restricted shares (based on the $20.25 per share closing price of the Company’s common stock on the NASDAQ National Market System on December 30, 2005, the last trading day of the fiscal year ended December 31, 2005) are as follows: Dr. Bell held 11,250 shares of restricted stock

($227,813); Mr. Keiser held 4,000 shares of restricted stock ($81,000); Dr. Squinto held 4,000 shares of restricted stock ($81,000); Dr. Mojcik held 3,000 shares of restricted stock ($60,750); and Mr. Dubin held 13,000 shares of restricted stock ($263,250). Restricted stock granted to the named executive officers vests over a four-year period, with 50% vesting on the second anniversary of the date of grant and 12.5% vesting every six months for two years thereafter.

OPTION GRANTS DURING THE FIVE-MONTH TRANSITION PERIOD

The following table sets forth information with respect to option grants to the persons named in the Summary Compensation Table during the five-month transition period between August 1, 2005 and December 31, 2005.

	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in Transition period(3)	Exercise or Base Price ($/sh)(4)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(5)
Name						5%($)	10%($)
Leonard Bell, M.D.	22,500	(1)	3.47%	$27.58	9/21/2015	$390,261	$988,997
David W. Keiser	8,000	(2)	1.23%	27.58	9/21/2015	359,399	572,283
Stephen P. Squinto, Ph.D.	8,000	(2)	1.23%	27.58	9/21/2015	359,399	572,283
Christopher F. Mojcik, M.D., Ph.D.	6,000	(2)	0.92%	27.58	9/21/2015	104,069	263,733
Thomas I.H. Dubin, J.D.	6,000	(2)	0.92%	27.58	9/21/2015	104,069	263,733

(1)	The options will become exercisable in 12 quarterly installments over three years commencing on the date of grant. The options expire ten years from date of grant.
(2)	The options will become exercisable in 16 quarterly installments over four years commencing on the date of grant. The options expire ten years from date of grant.
(3)	Based upon options to purchase 649,300 shares granted to all employees during the five-month transition period ended December 31, 2005.
(4)	Exercise price is equal to fair market value of the Company’s Common Stock on the date of grant.
(5)	The 5% and 10% assumed rates of appreciation are specified by the rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the future Common Stock price. There can be no assurance that any of the values reflected in the table will be achieved.

OPTION GRANTS DURING THE YEAR ENDED DECEMBER 31, 2005

The following table sets forth information regarding stock options granted to the named executive officers during the twelve-month period ended December 31, 2005. (1)

	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in Transition period(4)	Exercise or Base Price ($/sh)(5)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(6)
Name						5%($)	10%($)
Leonard Bell, M.D.	22,500	(2)	1.98%	$27.58	9/21/2015	$390,261	$988,997
	22,500	(2)	1.98%	20.38	3/9/2015	288,380	730,811
David W. Keiser	8,000	(3)	0.70%	27.58	9/21/2015	359,399	572,283
	8,000	(3)	0.70%	20.38	3/9/2015	102,535	259,844
Stephen P. Squinto, Ph.D.	8,000	(3)	0.70%	27.58	9/21/2015	359,399	572,283
	8,000	(3)	0.70%	20.38	3/9/2015	102,535	259,844
Christopher F. Mojcik, M.D., Ph.D.	6,000	(3)	0.53%	27.58	9/21/2015	104,069	263,733
	6,000	(3)	0.53%	20.38	3/9/2015	76,901	194,883
Thomas I.H. Dubin, J.D.	6,000	(3)	0.53%	27.58	9/21/2015	104,069	263,733
	16,000	(3)	1.41%	20.38	3/9/2015	205,070	519,688

(1)	Please note that the information provided in this table overlaps with the information provided in the table above titled “Option Grants during the Five-Month Transition Period.” Specifically, option grants for the five-month period beginning on August 1, 2005 and ended on December 31, 2005 are reflected both in this table and in the table titled “Option Grants during the Five-Month Transition Period.”
(2)	The options will become exercisable in 12 quarterly installments over three years commencing on the date of grant. The options expire ten years from date of grant.
(3)	The options will become exercisable in 16 quarterly installments over four years commencing on the date of grant. The options expire ten years from date of grant.
(4)	Based upon options to purchase 1,135,600 shares granted to all employees during the year ended December 31, 2005.
(5)	Exercise price is equal to fair market value of the Company’s Common Stock on the date of grant.
(6)	The 5% and 10% assumed rates of appreciation are specified by the rules of the Securities and Exchange Commission and do not represent the Company’s estimate or projection of the future Common Stock price. There can be no assurance that any of the values reflected in the table will be achieved.

AGGREGATED OPTION EXERCISES AND PERIOD END OPTION VALUES

The following table sets forth information with respect to (i) stock options exercised in the five-month transition period ended December 31, 2005 by the persons named in the Summary Compensation Table and (ii) the number and value of unexercised stock options held by such individuals at December 31, 2005.

	Period Ended		Shares Acquired on Exercise (#)	Value Realized ($)	Number of Shares Underlying Unexercised Options Held at December 31, 2005		Value of Unexercised, In-the-Money Options at December 31, 2005 ($)(3)
Name					Exercisable	Unexercisable	Exercisable	Unexercisable
Leonard Bell, M.D.	12/31/2005	(1)	31,093	$526,595	552,844	87,418	$6,755,084	$284,477
	12/31/2005	(2)	31,093	$526,595
David W. Keiser	12/31/2005	(1)	26,995	498,290	199,380	50,625	$2,526,416	$376,109
	12/31/2005	(2)	36,995	755,308
Stephen P. Squinto, Ph.D.	12/31/2005	(1)	—	—	144,125	46,875	$1,685,888	$347,243
	12/31/2005	(2)	45,000	487,149
Christopher F. Mojcik, M.D., Ph.D.	12/31/2005 12/31/2005	(1) (2)	— —	— —	107,312	46,688	$1,071,923	$317,048
Thomas I.H. Dubin, J.D.	12/31/2005	(1)	—	—	102,500	38,500	$314,531	$95,678
	12/31/2005	(2)	—	—

(1)	The period ended December 31, 2005 reflects the five-month period ended on such date.
(2)	The period ended December 31, 2005 reflects the twelve-month period ended on such date.
(3)	Based on the average of the high and low sale price of the Common Stock on December 30, 2005, the last trading day of the fiscal year ended December 31, 2005, of $20.125.

Employment Agreements

Each of Dr. Leonard Bell, Chief Executive Officer, David W. Keiser, President and Chief Operating Officer, Dr. Stephen P. Squinto, Executive Vice President and Head of Research, Mr. Vikas Sinha, Senior Vice President and Chief Financial Officer, Dr. Christopher Mojcik, Senior Vice President, Clinical Development and Thomas I. H. Dubin, Senior Vice President and General Counsel have three-year employment agreements, as amended, dated as of February 14, 2006, with provisions for automatic one year extensions. Under each of their respective employment agreements, each of the named executive officers is to continue to be employed in his current position with the Company. Dr. Bell’s and Mr. Keiser’s employment agreements provide for the Company’s obligation to use its best efforts to cause each of them to be elected to the Board of Directors for the term of their respective employment agreements. Under the terms of their respective employment agreements, each of the executives will be paid the following base salary for the next year, subject to annual increase in the discretion of the Board of Directors or the compensation committee of the Board of Directors: Dr. Bell ($490,000), Mr. Keiser ($334,000), Dr. Squinto ($291,000), Mr. Sinha ($280,000), Dr. Mojcik ($281,000) and Mr. Dubin ($265,000).

Under the terms of the employment agreements, in the event that the executive’s employment with the Company terminates at any time other than within three years after a change in control of the Company if the executive is Dr. Bell, two years if the executive is Mr. Keiser or Dr. Squinto and 1.5 years if the executive is Mr. Sinha, Dr. Mojcik, or Mr. Dubin, (1) for reasons other than cause, death, or physical or mental disability, or (2) following a constructive termination (other than due to loss of any material duties or authority of the executive if the executive is not Dr. Bell, Mr. Keiser or Dr. Squinto), or (3) in the event of a “non-renewal” (with “change in control,” “cause,” “constructive termination” and “non-renewal” defined in the executives’ respective employment agreements), the Company will be obligated to pay such terminated executive, as a cash lump sum, two times if the executive is Dr. Bell, one time if the executive is Mr. Keiser or Dr. Squinto and 0.75 times if the executive is Mr. Sinha, Dr. Mojcik, or Mr. Dubin, the severance payment (the “Severance Payment”) equal to the sum of (a) the executive’s then current base salary and (b) the greater of (i) the average bonus received by such executive for the two years preceding the year in which termination occurs and (ii) the amount equal to the bonus target for the year in which the termination of employment occurs as determined by the Company’s Board of Directors or its Compensation Committee.

In the event that the executive’s employment with the Company terminates within three years after a change in control of the Company if the executive is Dr. Bell, two years if the executive is Mr. Keiser or Dr. Squinto and 1.5 years if the executive is Mr. Sinha, Dr. Mojcik or Mr. Dubin, (i) by the Company for reasons other than cause, death or physical or mental disability, or (ii) by the executive for good reason (with “good reason” defined in the employment agreements), or (iii) in the event of non-renewal, the Company will be obligated to pay such terminated executive a cash lump sum equal to three times the Severance Payment if the executive is Dr. Bell, two times the Severance Payment if the executive is Mr. Keiser or Dr. Squinto and 1.5 times the Severance Payment if the executive is Mr. Sinha, Dr. Mojcik, or Mr. Dubin.

If Dr. Bell’s, Mr. Keiser’s or Dr. Squinto’s employment terminates for any of the reasons described above, death or physical or mental disability, or if a change in control occurs, (1) all of such executive’s time-vesting equity awards will vest and become immediately exercisable and remain exercisable through their original terms and (2) all other equity awards will vest as determined in good faith by the Board of Directors based on the percentage of goals and objectives achieved by such executive and the Company. If Mr. Sinha’s, Dr. Mojcik’s or Mr. Dubin’s employment terminates for any of the reasons described above, death or physical or mental disability, or if a change in control occurs, (1) all of such executive’s time-vesting equity awards granted to the executive will remain exercisable for such periods as provided under the terms of the Company’s applicable stock option or incentive plan and any individual award agreements under which such stock options or equity awards were granted to such executive and (2) all other equity awards will vest as determined in good faith by the Board of Directors based on the percentage of goals and objectives achieved by such executive and the Company.

Each of the executives’ employment agreements also provides that if such executive becomes subject to the excise tax described in Section 4999 of the Internal Revenue Code of 1986, the Company shall make a special payment to such executive such that the after-tax value of payments received by him will be the same as if he were not subject to such excise tax.

All of the Company’s employment agreements require the Company’s employees and executives to acknowledge the Company’s possession of information created, discovered or developed by the employees and executives which is applicable to the business of the Company and any client, customer or strategic partner of the Company. Each employee and executive also agrees to assign all rights he or she may have or acquire in proprietary information, to keep such proprietary information confidential and not to compete with the Company for a limited period of time.

Certain Relationships and Related Transactions

Please see the sections entitled “Employment Agreements,” “Executive Compensation” and “Compensation of Directors” for information regarding compensation of Alexion’s executive officers and directors. In addition, each of Alexion’s Senior Vice Presidents in the United States is employed pursuant to a form employment agreement for Alexion’s Senior Vice Presidents which also covers the employment agreements of Mr. Sinha, Dr. Mojcik and Mr. Dubin as described under “Employment Agreements.” Mr. Patrice Coissac, President of Alexion Europe, has an employment agreement with Alexion Europe SAS, the Company’s wholly owned subsidiary, dated as of November 7, 2005. Under the terms of the employment agreement, Mr. Coissac will be paid a base salary of 170,000 Euros (approximately US$207,000 at the current exchange rate) for the first year of his employment, subject to annual increase at the discretion of the Company. In consideration for traveling outside of France in performance of his duties, Mr. Coissac may receive a premium of up to 50,000 Euros (approximately US$61,000 at the current exchange rate) annually. The employment agreement also provides for a 20,000 Euros signing bonus (approximately US$25,000 at the current exchange rate) payable in two equal installments. Mr. Coissac also has a severance agreement with the Company dated November 7, 2005. Under the terms of the severance agreement, in the event that the Company terminates him as President of Alexion Europe other than for personal cause, the Company will be obligated to pay Mr. Coissac a lump sum severance payment of (i) his then current annual salary plus (ii) a total traveling premium accrued over the most recent year plus (iii) the average bonus received by Mr. Coissac over the most recent two years. If a change in control of the Company occurs and Mr. Coissac is terminated for reasons as specified in the severance agreement, the Company will be obligated to pay Mr. Coissac a lump sum severance payment equal to 1.5 times the severance payment referenced above. Further, in exchange for Mr. Coissac’s non-compete obligation as specified in the severance agreement (unless such obligation is waived by the Company as specified in the agreement), for a period of one year following Mr. Coissac’s termination of employment the Company is obligated to pay him an amount that can range from (i) 33% of the severance payment referenced above to (ii) 33% of 1.5 times the severance payment referenced above.

Compensation Committee Interlocks and Insider Participation

During the five month transition period ended December 31, 2005 none of the Company’s executive officers served as a member of the board of directors or compensation committee (or other committee serving an equivalent function) of any other entity while an executive officer of that other entity served as a member of the Company’s Board of Directors or Compensation Committee. The current members of the Company’s Compensation Committee are Joseph A. Madri, Ph.D., M.D., Alvin S. Parven and Ruedi E. Waeger, Ph.D. None of the current members of the Company’s Compensation Committee have ever been employees of the Company.

COMPENSATION OF DIRECTORS

Under the Company’s current compensation structure, all non-employee, non-Chairman members of the Board are entitled, with 75% attendance at Board meetings since the prior annual meeting of stockholders, to receive an annual fee of $25,000. The Chairman of the Board is entitled, with 75% attendance at Board meetings since the prior annual meeting of stockholders, to receive an annual fee of $40,000. In addition to receiving the annual director fees, all outside directors will receive remuneration for each meeting attended. Each outside director is entitled to receive $1,500 for each Board Meeting and $750 for each Board committee meeting attended, if a committee meeting is more than 30 minutes. Each of Drs. Madri, Link and Waeger, and Messrs. Mathis, Norby and Parven attended at least 75% of the meetings of the Company’s Board during the five-month transition period ended December 31, 2005. The Audit Committee Chairperson will be entitled to an additional $10,000 annually. The Compensation Committee Chairperson will be entitled to an additional $10,000 annually. The Nominating and Corporate Governance Committee Chairperson will be entitled to an additional $5,000 annually. The Compliance and Quality Committee Chairperson will be entitled to an additional $5,000 annually.

COMPENSATION COMMITTEE REPORT TO STOCKHOLDERS

As members of the Compensation Committee, it is our responsibility to determine the most effective total executive compensation strategy based on the Company’s business and consistent with stockholders’ interests. Our specific duties include reviewing the Company’s compensation practices, recommending compensation for executives and key employees, the making of recommendations to the Board of Directors with respect to major compensation and benefit programs, and administering the Company’s equity compensation and incentive plans.

Compensation Philosophy

The Company’s overall compensation philosophy is to offer competitive salaries, cash incentives, stock options, restricted stock awards and benefit plans consistent with the Company’s financial position. Rewarding capable employees who contribute to the continued success of the Company plus equity participation and a strong alignment to stockholder’s interests are key elements of the Company’s compensation policy. One of the Company’s strengths is the members of its strong management team who have been with the Company for a significant period of time. The Company’s executive compensation policy is to attract and retain key executives necessary for the Company’s short and long-term success by establishing a direct link between executive compensation and the performance of the Company by rewarding individual initiative and the achievement of annual corporate goals through salary and cash bonus awards and by providing equity awards based upon present and expected future performance to further induce executives to participate in maximizing shareholder value.

The Company has no products approved for sale and has not generated any revenues from sales of products. Accordingly, for compensation purposes the Company’s performance is generally measured by milestones in the development of our drug candidates that the Company believes will allow us to evolve from a research and development company to a commercial biopharmaceutical entity, to achieve financing goals and to secure strategic partnerships. During the five-month, transition period ended December 31, 2005, the Company has achieved the following goals and milestones:

•	completed treatment of patients in eculizumab TRIUMPH Trial,

•	completed enrollment in eculizumab in SHEPHERD Trial,

•	completed enrollment in pexelizumab Phase III cardiovascular disease trial in one indication: PRIMO-CABG 2 in Coronary Artery Bypass Graft surgery,

•	formed first European subsidiary, Alexion Europe SAS, in Paris, France,

•	raised approximately $67 million through a public offering of common stock, and

•	expanded management team through hiring Vikas Sinha as Senior Vice President and Chief Financial Officer, previously Vice President and Chief Financial Officer of Bayer Pharmaceuticals Corporation, USA., as well as Patrice Coissac as General Manager and President of Alexion Europe, SAS, who was formerly president of Pharmacia SAS in France and in senior management positions with other leading international pharmaceutical companies before that.

In awarding salary increases and bonuses to the executive officers, the Compensation Committee does not relate the various elements of corporate performance to each element of executive compensation. Rather, the Compensation Committee considers whether the compensation package as a whole adequately compensated each executive for the Company’s performance during the past year and each executive’s contribution to such performance, as well as considered market and other data to ensure that executive officer compensation remains competitive. There were no salary increases awarded or bonuses paid to the executive officers in respect of the five-month transition period ended December 31, 2005. The Compensation Committee instead intends to determine salary increases and bonuses in respect of the twelve months of the old fiscal year ending July 31, 2006. The Compensation Committee then expects to establish criteria for bonuses to be paid in respect of the five months ending December 31, 2006, and further expects that salary increases and bonuses would be determined thereafter in respect of each twelve-month period ending December 31.

Under Section 162(m) of the Internal Revenue Code, publicly held corporations may be prohibited from deducting as an expense for federal income tax purposes total compensation in excess of $1 million paid to certain executive officers in a single year. However, Section 162(m) provides an exception for qualifying “performance-based” compensation, including compensation attributable to certain stock options. The Company expects to keep “nonperformance-based” compensation within the $1 million limit in order that all executive compensation will be fully deductible; however, the valuation of stock option and restricted stock grants in the future is uncertain and may cause nonperformance-based compensation to exceed the deductibility limit. Although the Compensation Committee considers the net cost to the Company in making all compensation decisions (including, for this purpose, the potential limitation on deductibility of executive compensation), there is no assurance that compensation realized with respect to any particular award will qualify as “performance-based” compensation.

Base Salary

Base salary represents the fixed component of the executive compensation program. The Company’s philosophy regarding base salaries is conservative, maintaining salaries at approximately competitive industry average. Determinations of base salary levels are established based on an annual review of marketplace competitiveness with similar biopharmaceutical companies and based on internal relationships. In determining appropriate levels of base salary, the Compensation Committee has relied in the past in part on several biopharmaceutical industry compensation surveys. On an individual basis, periodic increases in base salary relate to individual contributions to the Company’s overall performance, relative marketplace competitiveness levels, length of service and the industry’s annual competitive pay practice movement. There were no salary increases awarded in connection with the five month transition period ended December 31, 2005. When determining salary increases in general, the evaluation criteria that the Compensation Committee considers includes, but is not limited to, the following: timely completing on-going clinical trials, acquiring and maintaining adequate cash reserves, broadening and advancing the Company’s drug development pipeline, broadening clinical development capacity, appropriately representing the Company in various public settings, and growing and enhancing the Company’s operating structure and management team towards potential commercialization.

Bonus

Bonuses represent the variable cash component of the executive compensation program that is tied to the Company’s performance and individual achievement. While the Company’s policy is to base a significant portion of its senior executives’ cash compensation on bonuses, no senior executive of the Company is guaranteed a bonus. In determining bonuses, the Compensation Committee considers factors such as relative performance of the Company during the year and the individual’s contribution to the Company’s performance. There were no cash bonuses paid in connection with the five month transition period ended December 31, 2005.

Stock Options and Restricted Stock Awards

The Compensation Committee, which among other things administers the Company’s equity compensation and incentive plans, believes that one important goal of the executive compensation program should be to provide executives and key employees who have significant responsibility for the management, growth and future success of the Company with an opportunity to increase their ownership and potentially gain financially from the Company’s stock price increases. This approach ensures that the best interests of the stockholders, executives and employees will be closely aligned. Therefore, executive officers and other employees of the Company are granted from time to time stock options, giving them a right to purchase shares of the Company’s Common Stock at a specified price in the future, and restricted stock, entitling them to receive shares of the Company’s Common Stock after predetermined periods of service to the Company and/or after achievement of predetermined milestone events for the Company. The grant of options and restricted stock is based primarily on an executive’s or employee’s contribution and potential contribution to the Company’s growth and financial results. In determining the size of option and restricted stock grants, the Compensation Committee considers the number of options and shares of restricted stock owned by such executive or employee, the number of options and shares of restricted stock previously granted and currently outstanding, and the aggregate size of the current option and restricted stock grants. Options are granted with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant and, accordingly, will only have value if the Company’s stock price increases. Generally, grants of options and restricted stock vest over four years and the individual must be employed by the Company, as an employee or consultant for such options and restricted stock to vest.

Personal Benefits

We do not provide our officers with perquisites, such as permanent lodging, cars or defraying the cost of personal entertainment or family travel.

2005 Compensation to Chief Executive Officer

In reviewing and recommending Dr. Bell’s salary and bonus and in awarding him stock options for the five-month transition period ended December 31, 2005 and for his future services, the Compensation Committee followed its performance based compensation philosophy. For purposes of effecting the transition of fiscal years, the Compensation Committee determined to retain the previously established criteria and timing of the annual cash bonus. Accordingly, no cash bonus was paid specifically in respect of the five-month transition period, and instead will be paid in respect of the twelve months of the old fiscal year ending July 31, 2006. The Compensation Committee currently expects to establish criteria for a bonus to be paid in respect of the five months ending December 31, 2006, and further currently expects that cash bonuses would be paid in respect of each twelve-month period ending December 31 thereafter. As of August 1, 2005, Dr. Bell’s annual salary was increased to $490,000. The adjustment to Dr. Bell’s salary was based in part on a determination that his salary has historically been substantially lower than for Chief Executive Officers at comparable companies, including a determination that his salary for 2004 was approximately 20% below the median of a comparator group of 19 early stage biotechnical / biopharmaceutical companies. The Compensation Committee recommended this salary after measurement against pre-specified objectives, in recognition of the Company’s achievements under Dr. Bell’s leadership, and Dr. Bell’s accomplishments of specific objectives during the year ended July 31, 2005.

During the five-month transition period ended December 31, 2005, Dr. Bell was granted options to purchase 22,500 shares of the Company’s Common Stock at an exercise price per share of $27.58, the fair market value of the Common Stock on the dates of grants, under the terms of the 2004 Incentive Stock Option Plan. The options will become exercisable in 1/12th installments every three months over three years commencing on the date of grant.

The Compensation Committee recommended the above option grants to secure the long-term services of Dr. Bell, to further align the Chief Executive Officer’s compensation with long-tem stockholder interests, to position his long-term incentive more competitively in the marketplace, and to recognize his leadership in accomplishing the above-described milestones during the five-month transition period ended December 31, 2005.

Compensation Committee

Joseph A. Madri, Ph.D., M.D.

Alvin S. Parven

Ruedi E. Waeger, Ph.D.

The Company’s Stock Performance

The following Stock Price Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts. The following graph compares cumulative total return of the Company’s Common Stock with the cumulative total return of (i) the NASDAQ Stock Market-United States, and (ii) the NASDAQ Biotechnology Index. The graph assumes (a) $100 was invested on July 31, 2000 in each of the Company’s Common Stock, the stocks comprising the NASDAQ Stock Market-United States and the stocks comprising the NASDAQ Biotechnology Index, and (b) the reinvestment of dividends.

COMPARISON OF 65 MONTH CUMULATIVE TOTAL RETURN*

AMONG ALEXION PHARMACEUTICALS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND

THE NASDAQ BIOTECHNOLOGY INDEX

* $100 invested on 7/31/00 in stock or index-

including reinvestment of dividends.

Fiscal year ending December 31.

CUMULATIVE TOTAL RETURN

	7/00	7/01	7/02	7/03	7/04	7/05	12/05
Alexion Pharmaceuticals, Inc.	100	29	24	26	25	40	31
NASDAQ Stock Market (U.S.)	100	52	35	48	50	63	66
NASDAQ Biotechnology	100	92	48	56	56	69	78

Audit Committee Report

The Audit Committee of the Board of Directors reviews the financial reporting process, the system of internal control, the audit process and the process for monitoring compliance with laws and regulations. Our Board of Directors has determined that all of the Audit Committee members satisfy the definition of an independent director as established under the NASD Listing Standards and the SEC rules and regulations. The Board of Directors adopted a written charter for the Audit Committee on October 18, 2000 which was amended on September 23, 2003.

The Audit Committee reviewed and discussed the Company’s audited financial statements for the five month transition period ended December 31, 2005 with management and the Board of Directors and discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm during the five month transition period ended December 31, 2005, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Audit Committee received from PricewaterhouseCoopers LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 and discussed with the auditors their independence. Based on the above mentioned review and discussion with management and the independent auditors, the Audit Committee recommended to the Board of Director’s that the Company’s audited financial statements be included in the Company’s annual report on Form 10-K/T for the five month transition period ended December 31, 2005 for filing with the SEC.

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Audit Committee

Max Link, Ph.D.

Larry L. Mathis

R. Douglas Norby

Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2006.

Fees

The following table sets forth the aggregate fees billed or to be billed by PricewaterhouseCoopers LLP for the following services during the five-month transition period ended December 31, 2005 and fees billed for fiscal 2004:

Fees	Five Month Transition period Ended December 31, 2005	Years Ended
		July 31, 2005	July 31, 2004
Audit fees(1)	$374,409	$548,075	$470,269
Audit related fees(2)	—	200	59,010
Tax fees(3)	14,000	79,600	61,100
All other fees(4)	—	—	—

(1)	Audit fees include fees billed and expected to be billed for the five month transition period ended December 31, 2005 by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements, the review of the Company’s financial statements included in its Forms 10-Q, services related to SEC registration statements and filings, due diligence and accounting consultations necessary for the rendering of an opinion on the Company’s financial statements. Fees for services related to SEC registration statements and filings included in audit fees were $0 for the five-month transition period ended December 31, 2005 and $136,000 and $279,000 for the years ended July 31, 2005 and 2004.
(2)	Audit related services include employee benefit plan audits, internal control reviews and consultations concerning financial accounting and reporting standards.
(3)	Tax services include federal and state tax return preparation and planning and other tax consultation.
(4)	The Company did not make use of PricewaterhouseCoopers LLP for such services during the five-month transition period ended December 31, 2005 or the years ended July 31, 2005 or 2004.

Pre-Approval Policies and Procedures

It is the Audit Committee’s policy that it must pre-approve all audit and permissible non-audit services to be performed by the Company’s independent auditors, the fees to be paid for those services and the time period over which those services are to be provided. On an annual basis, the independent auditors present a listing of all services they expect to perform for the Company in the ensuing one-year period, including fee estimates, in sufficient detail to enable the Audit Committee to perform an independent review of each proposed service. The Audit Committee reviews this list and approves appropriate services which, in the Audit Committee’s judgment, will not impair the auditors’ independence. With respect to any additional services proposed to be performed by the independent auditors during the year, management will evaluate the impact on the independent auditor’s independence and obtain Audit Committee approval for such service.

Consistent with its pre-approval policy, the audit Committee pre-approved all audit and permitted non-audit services performed by PricewaterhouseCoopers LLP during the five-month transition period ended December 31, 2005. The Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining PricewaterhouseCoopers’ independence and has determined in their judgment that the provision of such services is compatible with maintaining PricewaterhouseCoopers’ independence.

PROPOSAL NO. 2—AMENDMENT OF 2004 INCENTIVE PLAN

Our Board of Directors believes that the continued growth and success of Alexion depends, in large part, on our ability to maintain a competitive position in attracting, retaining and motivating key employees with experience and ability. Under the 2004 Incentive Plan, Alexion is authorized to issue up to 3,093,519 shares of common stock (subject to adjustment in the event of stock splits and other similar events) pursuant to awards granted under the Plan. As of March 31, 2006, there were 1,895,308 shares subject to outstanding options under the 2004 Incentive Plan at a weighted average exercise price of $20.05 per share, 256,300 shares outstanding as restricted stock and 1,181,173 shares available for future grant under our 2004 Incentive Plan. On April 21, 2006, the last reported sale price of Alexion common stock on the NASDAQ National Market was $34.59 per share. Information regarding the number of shares of our common stock that may be issued upon exercise of outstanding options granted under all of our equity compensation plans is presented in the table under “Securities Authorized for Issuance Under Equity Compensation Plans” elsewhere in this proxy statement.

Accordingly, on April 21, 2006, based on the recommendation of the Compensation Committee, the Board of Directors adopted the amended and restated 2004 Incentive Plan to amend and restate in its entirety our 2004 Incentive Plan, among other things:

•	To increase by 775,000 shares the number of shares of common stock available for issuance under the amended and restated 2004 Incentive Plan (subject to adjustment in the event of stock splits and other similar events); and

•	To provide for an aggregate limit of 1,500,000 shares of Common Stock issuable pursuant to incentive stock options under the amended and restated 2004 Incentive Plan

The increase in the number of shares of common stock available for issuance under, and the aggregate limit on the number of shares of common stock issuable pursuant to incentive stock options granted under, the amended and restated 2004 Incentive Plan will become effective if, and only if, approved by the stockholders at the annual meeting. The full text of the amended and restated 2004 Incentive Plan incorporating, among other things, each of these changes, is attached as Appendix B.

Description of the amended and restated 2004 Incentive Plan

The following is a brief description of the material features of the amended and restated 2004 Incentive Plan. This description is qualified in its entirety by reference to the full text of the amended and restated 2004 Incentive Plan, a copy of which is attached to this proxy statement as Appendix B.

Eligibility. Alexion’s employees, officers, directors, consultants, advisors and other independent contractors are eligible to be granted awards under the amended and restated 2004 Incentive Plan. Effective as of March 31, 2006, approximately 260 persons were eligible to receive awards under the amended and restated 2004 Incentive Plan, including our executive officers and non-employee directors. Because future awards under the amended and restated 2004 Incentive Plan will be granted in the discretion of the Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time. Information regarding the Company’s recent practices with respect to annual incentive awards and stock-based awards is presented in the “Summary Compensation Table” elsewhere in this proxy statement and in the Company’s financial statements in the Company’s transition report on form 10-K/T which accompanies this proxy statement.

Shares Limits. Based on the number of outstanding awards on March 31, 2006, if the stockholders approve the proposed increase in the number of shares of common stock available for new grants under the amended and restated 2004 Incentive Plan, the total number of shares reserved for delivery in connection with awards granted under the amended and restated 2004 Incentive Plan will be approximately 6.2% of the Company’s common stock outstanding on such date or 1,956,173 shares, which includes: the 775,000 new shares subject to stockholder approval and the number of shares remaining under our 2004 Plan immediately prior to the approval by stockholders of the amended and restated 2004 Incentive Plan. Of these reserved shares, 260,000 may be delivered in connection with “full-value awards,” provided that full-value awards in excess of such number may be granted and shares delivered in settlement thereof if the aggregate number of shares reserved for delivery under the amended and restated 2004 Incentive Plan is reduced by two shares for each such share so delivered. “Full-value awards” are equity awards other than options, SARs or other awards for which a participant pays the intrinsic value directly or by foregoing a right to receive a cash payment from us. In addition, no more than 1,500,000 shares of the Company’s common stock may be issued pursuant to ISOs. The number of shares reserved under the amended and restated 2004 Incentive Plan and the other sub-limitations specified above are subject to adjustment in the event of stock splits, stock dividend, and other similar events.

Shares of common stock subject to an award that is canceled, expired, forfeited, settled in cash or otherwise terminated without the delivery of such shares, and shares of common stock delivered under an award granted under the amended and restated 2004 Incentive Plan but subsequently forfeited such that those shares are returned to the Company, will not be counted against the number of shares reserved for issuance under the 2004 amended and restated Plan. Shares of common stock tendered as full or partial payment to the Company upon exercise of stock options granted under the amended and restated 2004 Incentive Plan; shares of common stock reserved for issuance upon the grant of stock appreciation rights under the amended and restated 2004 Incentive Plan, to the extent that the number of reserved shares of common stock exceeds the number of shares of common stock actually issued upon exercise of the stock appreciation rights; and shares of common stock withheld by, or otherwise remitted to, the Company to satisfy tax withholding obligations upon the lapse of restrictions on restricted stock or the exercise of options or stock appreciation rights granted under the amended and restated 2004 Incentive Plan or upon any other payment or issuance of shares of common stock under the amended and restated 2004 Incentive Plan, will be counted as delivered and will not again become available for delivery under the amended and restated 2004 Incentive Plan.

In order to qualify for the “performance-based compensation” exception under Section 162(m) of the Code, the amended and restated 2004 Incentive Plan imposes a per-participant annual limitation on stock-based awards of each type authorized under the amended and restated 2004 Incentive Plan equal to 300,000, plus the amount of the participant’s unused annual share limit as of the close of the previous year, subject to adjustment for splits and other similar events. With respect to the awards denominated in cash that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the 2004 amended and restated 2004 Incentive Plan imposes an annual per-participant limit on performance-based cash awards equal to $2.5 million plus the amount of the participant’s unused annual cash limit as of the close of the previous year. The per-participant annual share limits for each type of stock-based award are independent of one anther, and each such limit is independent of the annual cash limit on performance-based cash awards. These per-participant limits are subject to adjustment in the event of stock splits, stock dividend, and other similar events.

Administration. The amended and restated 2004 Incentive Plan is administered by the Compensation Committee of the Board of Directors, which is referred to as the Committee, except that the Board of Directors performs the functions of the Compensation Committee with respect to grants to non-employee directors. The members of the Committee must be non-employee directors. To the fullest extent authorized under Section 157(c) and other applicable provisions of the Delaware General Corporation Law, the Committee may delegate to officers or managers of the Alexion or any of its subsidiaries or affiliates, or committees thereof, the authority to perform such functions as the Committee may determine to the extent that such delegation will not cause awards intended to qualify as “performance-based” compensation under Section 162(m) of the Code or intended to qualify for an exemption under Rule 16b-3 under the Exchange Act to fail to so qualify. Subject to the terms and conditions of the amended and restated 2004 Incentive Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted, the dates on which awards may be exercised and on which the risk of forfeiture or deferral period relating to awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any award, whether, to what extent, and under what circumstances an award may be settled, or the exercise price thereof may be paid, in cash, shares of the Company’s common stock, other awards, or other property, and other terms and conditions of, and all other matters relating to, awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the amended and restated 2004 Incentive Plan, and make all other determinations which may be necessary or advisable for the administration and interpretation of the amended and restated 2004 Incentive Plan. The amended and restated 2004 Incentive Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, to the extent permitted by law, in connection with any action, determination, or interpretation taken or made in good faith with respect to the amended and restated 2004 Incentive Plan.

Description of Awards. The Committee is authorized to grant the following types of awards under the amended and restated 2004 Incentive Plan: stock options, including both ISOs and non-qualified stock options, restricted stock awards, stock appreciation rights (“SARs”), and other stock-based awards.

Stock Options and SARs. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to any other terms and conditions specified in connection with the option grant. SARs may also be granted, entitling participants to receive the excess of the fair market value of a share on the date of exercise over the SAR’s designated “base price.” The exercise price of an option and the base price of a SAR are determined by the Committee, but may not be less than the fair market value of the shares on the date of grant. The exercise price for incentive stock options granted to any participant holding more than 10% of the voting power of all shares of Alexion capital stock may not be less than 110% of the fair market value of Alexion’s common stock on the date of grant. No Option or SAR, once granted, may be repriced nor may the Committee provide for the cancelation of outstanding stock options or SARs and the grant in substitution therefore of new awards having a lower exercise price that constitutes a repricing, unless such reprising or deemed repricing is approved by the stockholders of the Company. The maximum term of each Option and SAR (including a SAR granted in tandem with an option) will be ten years. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options at or following termination of employment or upon the occurrence of other events generally are fixed by the Committee. Options may be exercised by payment of the exercise price in cash, shares or other property (which may include through broker-assisted cashless exercise procedures) or by surrender of other outstanding awards having a fair market value equal to the exercise price. Methods of exercise and settlement and other terms of SARs will be determined by the Committee. SARs may be exercisable for shares or for cash, as determined by the Committee.

Restricted and Deferred Stock/Restricted Stock Units. The Committee is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Committee establishes the length of the restricted period for awards of restricted stock, subject to the limits on vesting of full value awards described below. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends, unless otherwise determined by the Committee.

Deferred stock gives a participant the right to receive shares at the end of a specified deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of “restricted stock units.” The Committee establishes any vesting requirements for deferred stock/restricted stock units granted for continuing services, subject to the limits on vesting of full value awards described below. Prior to settlement, deferred stock awards, including restricted stock units, carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents are paid or accrue if authorized by the Committee.

Performance-Based Awards. The Committee may grant performance awards, which may be cash-denominated awards or share-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Committee.

Other Stock-Based Awards, Stock Bonus Awards, and Awards in Lieu of Other Obligations. The amended and restated 2004 Incentive Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to the Company’s common stock. The Committee determines the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards are outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus, free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify and subject to the limits on vesting of full value awards described below.

Special Limitation on Vesting of Full Value Awards. If the granting or vesting of a full-value award is subject to performance conditions, the minimum vesting period of such award shall be no less than one year and neither the granting nor vesting of a full-value award is subject to performance conditions, such award shall have a minimum vesting period of no less than three years; provided, however, that such awards may vest on an accelerated basis in the event of a participant’s death, disability, retirement, or in the event of a change in control or other special circumstances. For these purposes, vesting over a one-year period or three-year period will include periodic vesting over such period if the rate of such vesting is proportional (or less rapid) throughout such period. The foregoing notwithstanding, up to 10% of the shares of common stock authorized under the amended and restated 2004 Incentive Plan may be granted as full-value awards without the foregoing minimum vesting requirements.

Change in Control. Unless the Committee provides otherwise in a grant agreement issued under the amended and restated 2004 Incentive Plan, or in any other plan or agreement relating directly or indirectly to an award, a change in control, as defined, will have no impact on outstanding awards.

Amendment and Termination. The Board of Directors may amend, suspend, or terminate the amended and restated 2004 Incentive Plan or the Committee’s authority to grant awards there under without stockholder approval, except as otherwise required by law or regulation or under NASDAQ rules. However, the rights of a participant may not be materially and adversely affected without such participant’s consent with respect to such participant’s outstanding awards. Unless earlier terminated, the amended and restated 2004 Incentive Plan will terminate at such time that no shares reserved under the amended and restated 2004 Incentive Plan remain available and the Company has no further obligation with respect to any outstanding award.

Federal Income Tax Implications of the amended and restated 2004 Incentive Plan

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the amended and restated 2004 Incentive Plan under the law as in effect on the date of this proxy statement. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the amended and restated 2004 Incentive Plan, nor does it cover state, local or non-U.S. taxes. Recipients of awards under the 2004 Incentive Plan, as amended from time to time, are advised to consult their personal tax advisors with regard to all tax consequences arising with respect to their awards.

ISOs. In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to Alexion) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which Alexion is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which Alexion is not entitled to a deduction.

NSOs. In general, in the case of a NSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to Alexion; and upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which Alexion is not entitled to a deduction.

In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NSO. ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

The Committee may award stock options that are exercisable for restricted stock. Under Section 83 of the Code, an optionee who exercises an NSO for restricted stock will generally have income only when the stock vests. The income will equal the fair market value of the stock at that time less the exercise price. However, the optionee may make a so-called “83(b) election” in connection with the exercise to recognize taxable income at that time. Assuming no other applicable limitations, the amount and timing of the deduction available to Alexion will correspond to the income recognized by the optionee. The application of Section 83 to ISOs exercisable for restricted stock is less clear.

Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of awards in connection with a change in control of Alexion may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the amended and restated 2004 Incentive Plan, may be subject to an additional 20% federal tax and may be nondeductible to Alexion.

The foregoing provides only a general description of the application of federal income tax laws to options awarded under the amended and restated 2004 Incentive Plan. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to participants in the amended and restated 2004 Incentive Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement.

Securities Authorized For Issuance Under Equity Compensation Plans

The following table provides information about shares of our common stock that may be issued upon the exercise of options and rights under all of our equity compensation plans as of March 31, 2006.

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options(2)	Weighted- average exercise price of outstanding options	Weighted- average term to expiration of options outstanding	Number of shares of common stock remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders(1)	5,188,108	$24.70	6.7 years	1,181,173
Equity compensation plans not approved by stockholders	—	—	—	—

(1)	Reflects number of shares of common stock to be issued upon exercise of outstanding options under all of our equity compensation plans, including our 2004 Incentive Plan. No shares of common stock are available for future issuance under any of our equity compensation plans, except the 2004 Incentive Plan.
(2)	Does not include 35,211 shares of common stock to be issued upon exercise of options granted under Prolifaron Inc. 1999 Long Term Incentive and Stock Option Plan with a weighted vested average exercise price of $45.45 per share. The stock options granted under this plan were converted into options to acquire shares of our common stock in connection with our acquisition of Prolifaron in September 2000. No subsequent grants of options will be made under this plan. In addition, this does not include 256,300 restricted shares outstanding that were issued under the 2004 Incentive Plan.
(3)	The outstanding options and restricted shares are not transferable for consideration and do not have dividend equivalent rights attached.

The following table provides information about shares of our common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans as of December 31, 2005.

Plan Category	Number of shares of common stock to be issued upon exercise of outstanding options(2)	Weighted- average exercise price of outstanding options	Weighted- average term to expiration of options outstanding	Number of shares of common stock remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders(1)	5,056,874	$24.16	6.4 years	1,798,967
Equity compensation plans not approved by stockholders	—	—	—	—

(1)	Reflects number of shares of common stock to be issued upon exercise of outstanding options under all of our equity compensation plans, including our 2004 Incentive Plan. No shares of common stock are available for future issuance under any of our equity compensation plans, except the 2004 Incentive Plan.
(2)	Does not include 35,211 shares of common stock to be issued upon exercise of options granted under Prolifaron Inc. 1999 Long Term Incentive and Stock Option Plan with a weighted vested average exercise price of $45.45 per share. The stock options granted under this plan were converted into options to acquire shares of our common stock in connection with our acquisition of Prolifaron in September 2000. No subsequent grants of options will be made under this plan. In addition, this does not include 133,500 restricted shares outstanding that were issued under the 2004 Incentive Plan.
(3)	The outstanding options and restricted shares are not transferable for consideration and do not have dividend equivalent rights attached.

THE BOARD OF DIRECTORS DEEMS “PROPOSAL NO. 2” TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

PROPOSAL NO. 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2006. The Board of Directors has directed that the selection of the independent registered public accounting firm be submitted for ratification by the stockholders at the Annual Meeting. If a quorum is present, the proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm will require approval by a majority of the votes cast in person or by proxy at the Annual Meeting. Stockholder ratification of the appointment is not required by law or otherwise. The Board of directors is submitting this matter to stockholders for ratification because it believes it to be a good corporate practice.

PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, audited the Company’s consolidated financial statements for the five-month transition period ended December 31, 2005, and the years ended July 31, 2005, 2004 and 2003. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm, but may still retain it. Even if the selection is ratified, the Audit Committee in its discretion may appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the Company’s best interests and that of the Company’s stockholders. Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

THE BOARD OF DIRECTORS DEEMS “PROPOSAL NO. 3” TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE “FOR” APPROVAL THEREOF.

STOCKHOLDER PROPOSALS

All stockholder proposals that are intended to be presented at the 2007 Annual Meeting of Stockholders of the Company must be received by the Company no later than December 15, 2006 for inclusion in the Board of Directors’ proxy statement and form of proxy relating to that meeting. Under Rule 14a-4 of Regulation 14A, the Company may exercise discretionary voting authority under proxies it solicits for 2007 Annual Meeting of Stockholders of the Company to vote on any matter not specified in the proxy unless the Company is notified about the matter no later than the date that is 45 days before the date that this proxy was first mailed, and the stockholder satisfies the other requirements of Rule 14a-4(c).

ADDITIONAL INFORMATION

“Householding” of Proxy Materials

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers “household” proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if you shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Corporate Secretary, Alexion Pharmaceuticals, Inc., 352 Knotter Drive, Cheshire, Connecticut 06410.

OTHER BUSINESS

The Board of Directors knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment.

The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

A COPY OF THE COMPANY’S TRANSITIONAL REPORT ON FORM K/T WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: ALEXION PHARMACEUTICALS, INC., 352 KNOTTER DRIVE, CHESHIRE, CONNECTICUT 06410

Appendix A

AUDIT COMMITTEE CHARTER

The Audit Committee is a committee of the Board of Directors (the “Board”). Its primary function is to assist the Board of Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Company”) in fulfilling its oversight responsibilities. The Audit Committee oversees the Company’s accounting and financial reporting processes, reviews its internal control systems, and oversees the audit of the Company’s financial statements.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

Charter of the Audit Committee

RESOLVED, therefore, that the Audit Committee shall:

1. Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

2. Oversee that management has established, documented, maintained and periodically re-evaluates its processes to assure that an adequate system of internal control is functioning within the Company; and

3. Be responsible for the appointment, compensation, independence and oversight of the work of the Company’s outside accounting firm and auditors.

Membership of the Audit Committee

RESOLVED, that:

1. The Audit Committee shall consist of at least three independent (as defined in Section 10(A)(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and NASDAQ Marketplace Rule 4200) members of the Board who shall serve at the pleasure of the Board;

2. Audit Committee members and the Audit Committee Chairman shall be designated by the full Board upon the recommendation of the Nominating and Governance Committee;

3. Members of the Audit Committee shall have a familiarity with basic finance and accounting practices and shall be able to read and understand financial statements; and

4. The Board will endeavor to ensure that at least one member of the Audit Committee shall be a “financial expert” as that term is defined by the Securities and Exchange Commission.

RESOLVED, that the Audit Committee shall:

General Duties and Powers

1. Hold at least four regular meetings per year and such special meetings as may be called by the Chairman of the Audit Committee or at the request of the independent auditors or management, and include in such meetings members of management to provide information as needed. The Audit Committee shall invite the independent auditors to attend the meetings as deemed necessary by the Audit Committee.

2. Meet with the internal auditing staff, the independent auditors, and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee, and resolve any disagreements between the parties.

3. Provide independent, direct communication between the Board, management and the independent auditors;

4. Report to the Board following the meetings of the Audit Committee such recommendations as the Audit Committee deems appropriate;

5. Maintain minutes or other records of meetings and activities of the Audit Committee;

Duties and Powers Related to the Company’s Relationship with the Independent Auditors

6. Be responsible for the appointment (subject, if applicable, to shareholder ratification), compensation (which the Company shall pay), independence and oversight of the work of the Company’s outside accounting firm and auditors;

7. Review and approve the independent auditors’ annual engagement letter;

8. Have the independent auditors report directly to the Audit Committee, and oversee audit partner rotation as required by law;

9. Review and discuss with the independent auditors all relationships they have with the Company which may impact the auditors’ independence;

10. Obtain and review a report by the Company’s independent auditors describing the firm’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any issues;

11. Evaluate the qualifications, performance and independence of the Company’s independent auditors, including considering whether the independent auditors’ quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the independent auditors’ independence. The Audit Committee shall present its conclusions with respect to the independent auditors to the Board at least once a year;

12. Discuss the planning and staffing of the audit with the independent auditors prior to the audit;

13. Review and pre-approve the scope and cost of all audit and permissible non-audit services performed by the independent auditors, subject to the de minimus exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit;

14. Form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such a subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting;

Duties and Powers Relating to the Company’s Internal Audit Procedures

15. Review the adequacy of the Company’s systems of internal control;

16. Obtain from the independent auditors and management their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and review the correction of controls deemed to be deficient;

17. Review and approve the Company’s internal audit plans and reports, annual audit plans and budgets;

Duties and Powers Relating to the Company’s Financial Statements and Disclosure

18. Confer with the independent auditors and management concerning the scope of their examinations of the books and records of the Company and its subsidiaries; direct the attention of the auditors to specific matters or areas deemed by the Audit Committee or management to be of special significance; and authorize the auditors to perform such supplemental review or audits as the Audit Committee may deem desirable;

19. Discuss with the independent auditors their reports regarding (a) all critical accounting policies and practices used by the Company, (b) all material alternative accounting treatments within GAAP that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the accounting firm, and (c) other material written communications between the accounting firm and management such as any management letter or schedule of “unadjusted differences;”

20. Review with management and the independent auditors’ significant risks and exposures, audit activities and significant audit findings;

21. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information and any significant disagreements with management;

22. Review and discuss with management and the independent auditors the Company’s audited annual financial statements and the independent auditors’ opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application thereof, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K;

23. Review and discuss with management and the independent auditors the Company’s interim financial reports before they are filed on Form 10-Q;

24. Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls;

25. Review the Company’s quarterly earnings releases and the Company’s annual fiscal year earnings release, including the use of “pro forma” or “adjusted” non-GAAP information as well as financial information and earnings guidance, before such releases are made public;

26. Discuss with management and the independent auditors any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies;

Duties and Powers Relating to Compliance Oversight

27. Approve all transactions between the Company and any affiliate or related party;

28. Obtain assurance from the independent auditors that, in the course of their audit, the auditors have not become aware that any illegal act has occurred at the Company;

29. Conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities;

30. Establish procedures to receive, retain and treat complaints, including confidential, anonymous complaints, regarding accounting, internal accounting controls, or auditing matters;

31. Engage independent legal, accounting or other outside advisors in circumstances where the Audit Committee determines that retaining outside advisors is in the best interests of the Company and its shareholders and determine the appropriate compensation for any advisors, which funding shall be paid by the Company; and

32. Consider such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable.

Appendix B

ALEXION PHARMACEUTICALS, INC.

Amended and Restated 2004 Incentive Plan

ALEXION PHARMACEUTICALS, INC.

Amended and Restated 2004 Incentive Plan

ALEXION PHARMACEUTICALS, INC.

AMENDED AND RESTATED 2004 INCENTIVE PLAN

1.    Purpose. The purpose of this Amended and Restated 2004 Incentive Plan (the “Plan”) is to aid Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), in attracting, retaining, motivating and rewarding employees and non-employee directors of, and consultants to, the Company or its subsidiaries or affiliates, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based and cash-based incentives for Participants.

2.    Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the meanings set forth in this Section:

(a) “Annual Incentive Award” means a Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of up to and including one fiscal year.

(b) “Annual Cash Limit” has the meaning specified in Section 5(b).

(c) “Annual Share Limit” has the meaning specified in Section 5(b).

(d) “Award” means any Option, SAR, Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Annual Incentive Award, or other Performance Award, together with any related right or interest, granted to a Participant under the Plan.

(e) “Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary by separate written designation hereunder, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Participant’s Award upon such Participant’s death. Unless otherwise determined by the Committee, any designation of a Beneficiary other than a Participant’s spouse shall be subject to the written consent of such spouse.

(f) “Board” means the Company’s Board of Directors.

(g) “Change in Control” has the meaning specified in Section 9.

(h) “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions and regulations.

(i) “Committee” means the Compensation Committee of the Board, the composition and governance of which is subject to the listing guidelines of the NASDAQ, and the Company’s corporate governance documents. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Plan. Except to the extent otherwise provided herein, the full Board may perform any function of the Committee hereunder, in which case the term “Committee” shall refer to the Board.

(j) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 10(j).

(k) “Deferred Stock” means a right, granted to a Participant under Section 6(e), to receive Stock or other Awards or a combination thereof at the end of a specified deferral period. Deferred Stock may be denominated as “stock units,” “restricted stock units,” “phantom shares,” “performance shares,” or other appellations.

(l) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(m) “Effective Date” means the effective date specified in Section 10(o).

(n) “Eligible Person” has the meaning specified in Section 5(a).

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(p) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee, in accordance, where applicable, with the requirements of Section 422 and Section 409A of the Code. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any given date shall be the closing sale price per share of Stock reported on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that day, then on the last previous day on which a sale was reported.

(q) “Option” means a right, granted to a Participant under Section 6(b), to purchase Stock or other Awards at a specified price during specified time periods.

(r) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).

(s) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(t) “Performance Award” means a conditional right, granted to a Participant under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon performance criteria specified by the Committee.

(u) “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association or other entity.

(v) “Prior 2004 Plan” means the Plan as in effect immediately prior to the Effective Date.

(w) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Regulation 1.162-27 under Code Section 162(m).

(x) “Restricted Stock” means Stock granted to a Participant under Section 6(d) which is subject to certain restrictions and to a risk of forfeiture.

(y) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(z) “Stock” means the Company’s Common Stock, and any other equity securities that may be substituted or resubstituted for Stock pursuant to Section 10(c) and consistent with, where applicable, the requirements of section 409A.

(aa) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Section 6(c).

3.	Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price thereof may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards, amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee deems necessary or advisable for the administration and interpretation of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 10(b) and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors (authority with respect to other aspects of non-employee director awards is not exclusive to the Board, however).

(b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder or intended to be covered by an exemption under Rule 16b-3 under the Exchange Act may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members or may be taken by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. To the fullest extent authorized under Section 157(c) and other applicable provisions of the Delaware General Corporation Law, the Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) or intended to qualify for an exemption under Rule 16b-3 under the Exchange Act to fail to so qualify.

(c) Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.	Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be the sum of: (i) 775,000 new shares, and (ii) the number of shares remaining under the Prior 2004 Plan immediately prior to the Effective Date, and shall also include the number of shares which become available in accordance with Section 4(b) after the Effective Date. Of these shares of Stock, 260,000 may be delivered in connection with “full-value Awards,” meaning Awards other than Options, SARs, or Awards for which the Participant pays the intrinsic value directly or by forgoing a right to receive a cash payment from the Company; provided, however, that full-value Awards in excess of the number specified in the previous sentence may be granted and shares delivered in settlement thereof if the aggregate number of shares reserved in the first sentence of this Section 4(a) is reduced by two shares for each share so delivered. The limitation on full-value Awards under this Section 4(a) shall be subject to Section 4(b) and subject to adjustment as provided in Section 10(c). Subject to adjustment as provided in Section 10(c), in no event may more than 1,500,000 shares of Stock be issued under the Plan pursuant to Options that qualify as “incentive stock options” as defined in Section 422 of the Code. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b) Share Counting Rules. The Committee may adopt reasonable counting procedures, consistent with the express provisions of this Section 4(b) and with the applicable requirements of the regulations under Section 422 of the Code, to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Notwithstanding the preceding sentence: (1) shares of Stock that are potentially deliverable under an Award under the Plan or an award under the Prior 2004 Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without the delivery of such shares (other than pursuant to clause (B) in the following sentence) will not be counted as delivered under the Plan or the Prior 2004 Plan, as the case may be, and will remain available for delivery pursuant to Section 4(a) above; and (2) shares of Stock delivered but subsequently forfeited such that those shares are returned to the Company will again be available for delivery pursuant to Section 4(a) above. Notwithstanding the foregoing, the following shares of Stock will be counted as delivered under the Plan or the Prior 2004 Plan, as the case may be, and will not again become available for delivery pursuant to Section 4(a) above: (A) shares of Stock tendered by a Participant as full or partial payment to the Company upon exercise of Options granted under the Plan;

(B) shares of Stock reserved for issuance upon the grant of SARs under the Plan, to the extent that the number of reserved shares of Stock exceeds the number of shares of Stock actually issued upon exercise of the SARs; and (C) shares of Stock withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on Restricted Stock or the exercise of Options or SARs granted under the Plan or upon any other payment or issuance of shares of Stock under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business.

5.	Eligibility and Certain Award Limitations.

(a) Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means (i) an employee of the Company or any subsidiary or affiliate, which term shall include any common-law employee as well as any non-employee executive officer or non-employee director of the Company, or a subsidiary or affiliate, and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary or affiliate, or (ii) a consultant, advisor or other independent contractor of the Company or any subsidiary or affiliate. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary or affiliate for purposes of eligibility for participation in the Plan. For purposes of the Plan, a joint venture in which the Company or a subsidiary has a substantial direct or indirect equity investment shall be deemed an affiliate, if so determined by the Committee. Notwithstanding the preceding, for purposes of determining eligibility for the grant of an Option or SAR by reason of service with an affiliate, the term “affiliate” shall be limited to Persons that stand in a relationship to the Company that would result in the Company and such Person being treated as a single employer under Section 414(b) or Section 414(c) of the Code, as modified in accordance with the definition of the definition of “service recipient” applicable to stock rights under Section 409A of the Code and the guidance thereunder. Options intended to qualify as “incentive stock options” as defined in Section 422 of the Company may be granted only to an Eligible Person who is an employee (as determined under the statutory option rules of Section 421 et seq. of the Code) of the Company or of a “parent corporation” or “subsidiary corporation” (as those terms are defined in Section 424 of the Code) with respect to the Company.

(b) Per-Person Award Limitations. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as “performance-based compensation” under Code Section 162(m) under each of Section 6(b), 6(c), 6(d), 6(e), 6(f), 6(g) or 6(h) relating to up to his or her Annual Share Limit (such Annual Share Limit to apply separately to the type of Award authorized under each specified subsection, except that the limitation applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award). Subject to Section 4(a) and subject to adjustment as provided in Section 10(c), an Eligible Person’s “Annual Share Limit” shall equal, in any year during any part of which the Eligible Person is then eligible under the Plan, 300,000 shares plus the amount of the Eligible Person’s unused Annual Share Limit relating to the same type of Award as of the close of the previous year. In the case of any Awards denominated in cash that are intended to qualify as “performance-based compensation” under Code Section 162(m), an Eligible Person may not be granted Awards authorizing the earning during any fiscal year of an amount that exceeds the Eligible Person’s Annual Cash Limit, which for this purpose shall equal $2,500,000 plus the amount of the Eligible Person’s unused Annual Cash Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such fiscal year subject to the limitation in the preceding sentence). For this purpose, (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) an Eligible Person’s Annual Share Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid. In applying the limitations of this Section 5(b), a Performance Award under Section 6(i) and Section 7 shall be treated as an Award under Section 6(b), 6(c), 6(d), 6(e), 6(f), 6(g) or 6(h), as the case may be, depending on the nature and terms of the Award.

6.	Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions, provided that no Option that is intended to qualify as an “incentive stock option” as defined in Section 422 of the Code shall be granted after June 7, 2016.

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding Options and the grant in substitution therefor of new Awards having a lower exercise price that constitutes a repricing or (b) the amendment of outstanding Options to reduce the exercise price thereof. The preceding sentence shall not be construed to apply to: (i) “issuing or assuming a stock option in a transaction to which section 424(a) applies,” within the meaning of Section 424 of the Code or (ii) the substitution or assumption of an Award by reason of or pursuant to a corporate transaction, to the extent such substitution or assumption would not be treated as a grant of a new stock right or a change in the form of payment for purposes of Section 409A of the Code within the meaning of Prop. Treas. Reg. Section 1.409A-1(b)(5)(iii)(D)(3), Notice 2005-1, A-4(d) and any subsequent Section 409A guidance.

(ii) Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option or of any SAR granted in tandem with any Option, exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment, including, without limitation, cash, Stock (including through withholding of Stock deliverable upon exercise, if such withholding will not result in additional accounting expense to the Company), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including deferred delivery of shares representing the Option “profit,” at the election of the Participant or as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

(iii) 409A. Except where the Committee determines otherwise, no Option shall have deferral features or shall be administered in a manner that would cause such Option to fail to qualify for exemption under Section 409A of the Code.

(c) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee, which grant price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR. Without the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, the Committee shall not approve a program providing for either (a) the cancellation of outstanding SARs and the grant in substitution therefor of new Awards having a lower exercise price that constitutes a repricing or (b) the amendment of outstanding SARs to reduce the exercise price thereof. The preceding sentence shall not be construed to apply to the substitution or assumption of an Award by reason of or pursuant to a corporate transaction, to the extent such substitution or assumption would not be treated as a grant of a new stock right or a change in the form of payment for purposes of Section 409A of the Code within the meaning of Prop. Treas. Reg. Section 1.409A-1(b)(5)(iii)(D)(3), Notice 2005-1, A-4(d) and any subsequent Section 409A guidance.

(ii) Other Terms. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be free-standing or in tandem or combination with any other Award, and the maximum term of an SAR, which in no event shall exceed a period of ten years from the date of grant. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

(iii) 409A. Except where the Committee determines otherwise, no SAR shall have deferral features, or shall be administered in a manner that would cause such SAR to fail to qualify for exemption under Section 409A of the Code.

(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. The Committee may require that any certificates representing shares of Restricted Stock bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock. The Committee may impose similar restrictions and conditions with respect to uncertificated shares of Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Deferred Stock, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(v) 409A. Any award of Restricted Stock, including any deferral or restriction of dividends or other distributions thereunder, resulting in a deferral of compensation subject to Section 409A of the Code shall be construed, to the maximum extent possible, as determined by the Committee consistent with the requirements of Section 409A of the Code.

(e) Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, other Awards, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i) Award and Restrictions. Issuance of Stock will occur upon expiration of the deferral period specified for an Award of Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter. Deferred Stock may be satisfied by delivery of Stock, other Awards, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock), all Deferred Stock that is at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect, consistent with the requirements of Section 409A of the Code.

(iv) 409A. Awards of Deferred Stock shall be established consistent with the requirements of Section 409A of the Code, and shall be construed accordingly.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee. Any such Award shall be established and administered consistent either with an exemption from, or in compliance with, the requirements of Section 409A of the Code.

(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify. Any entitlements to Dividend Equivalents or similar entitlements shall be established and administered consistent either with an exemption from, or in compliance with, the requirements of Section 409A of the Code.

(h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards as may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or affiliates or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h). Any such Award shall be established and construed either to be exempt from the requirements of Section 409A of the Code, or to comply with such requirements.

(i) Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 7.

7.	Performance Awards, including Annual Incentive Awards.

(a) Performance Awards Generally. The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the grant, exercise or settlement, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m).

(b) Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

(i) Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and an objectively determinable targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company, shall be used by the Committee in establishing performance goals for such Performance Awards, either on an absolute basis or relative to an index: (1) revenues on a corporate or product by product basis; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives, service fees or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return on assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) economic value created or added; (7) operating margin or profit margin; (8) stock price, dividends or total stockholder return; (9) development of new technologies, (10) raising of equity or debt, (11) successful hiring of key individuals; (12) resolution of significant litigation; and (13) strategic business criteria, consisting of one or more objectives based on the following goals: meeting specified market penetration or value added, product development or introduction (including, without limitation, any clinical trial accomplishments, regulatory or other filings or approvals, or other product development milestones), geographic business expansion, cost targets, customer satisfaction, employee satisfaction, information technology, corporate development (including, without limitation, licenses or establishment of third party collaborations), manufacturing or process development, legal compliance or risk reduction, patent application or issuance goals, or goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(ii). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance

Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

(c) Annual Incentive Awards Granted to Designated Covered Employees. The Committee may grant an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee. Such Annual Incentive Award will be intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), and therefore its grant, exercise and/or settlement shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 7(c).

(i) Grant of Annual Incentive Awards. Not later than the earlier of 90 days after the beginning of any performance period applicable to such Annual Incentive Award or the time 25% of such performance period has elapsed, the Committee shall determine the Covered Employees who will potentially receive Annual Incentive Awards, and the amount(s) potentially payable thereunder, for that performance period. The amount(s) potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) in the given performance period, as specified by the Committee. The Committee may designate an annual incentive award pool as the means by which Annual Incentive Awards will be measured, which pool shall conform to the provisions of Section 7(b)(iv). In such case, the portion of the Annual Incentive Award pool potentially payable to each Covered Employee shall be preestablished by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5(b).

(ii) Payout of Annual Incentive Awards. After the end of each performance period, the Committee shall determine the amount, if any, of the Annual Incentive Award for that performance period payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Annual Incentive Award.

(d) Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and Annual Incentive Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and Annual Incentive Awards, and the amount of any final Performance Award and Annual Incentive Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8.	Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. The Committee may determine that, in granting a new Award, the in-the-money value or fair value of any surrendered Award or award may be applied to reduce the purchase price of any Award other than an Option or SAR, provided, that no such reduction shall be made, in the case of an Award subject to and intended to comply with the requirements of Section 409A of the Code, except to the extent consistent with Section 409A of the Code.

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 6(b)(ii).

(c) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award document, payments to be made by the Company or a subsidiary or affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events. Installment or deferred payments may be required by the Committee (subject to Section 10(e)) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(d) Exemptions from Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt under Rule 16b-3 (or satisfies another exemption under Section 16(b)), except that this provision shall not limit sales by such a Participant, and such a Participant may engage in other non-exempt transactions with respect to shares delivered under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award.

(e) Limitation on Vesting of Certain Awards. If the granting or vesting of full-value Awards (as defined in Section 4(a)) is subject to performance conditions, the minimum vesting period of such Awards shall be no less than one year. If neither the granting nor vesting of Full-value Awards is subject to performance conditions, such Awards shall have a minimum vesting period of no less than three years; provided, however, that such Awards may vest on an accelerated basis in the event of a Participant’s death, disability, retirement, or in the event of a Change in Control or other special circumstances. For purposes of this Section 8(e), (i) a performance period that precedes the grant of the Award will be treated as part of the vesting period if the participant has been notified promptly after the commencement of the performance period that he or she has the opportunity to earn the Award based on performance and continued service, and (ii) vesting over a one-year period or three-year period will include periodic vesting over such period if the rate of such vesting is proportional (or less rapid) throughout such period. The foregoing notwithstanding, up to 10% of the shares of Stock authorized under the Plan may be granted as full-value Awards without the minimum vesting requirements set forth in this Section 8(e).

(f) 409A. Awards under the Plan are intended either to be exempt from the rules of Section 409A and the Code or to satisfy these rules, and shall be construed accordingly.

9.	Change in Control.

(a) Effect of “Change in Control” on Outstanding Awards. Unless otherwise provided in the relevant grant agreement relating to an Award, in any other plan or agreement relating directly or indirectly to the Award, or in the Plan (including, without limitation in Section 3(a)), a “Change in Control” shall have no impact on any outstanding Award.

(b) Definition of “Change in Control.” Unless otherwise provided in the relevant grant agreement relating to an Award, in any other plan or agreement relating directly or indirectly to the Award, a “Change in Control” shall be deemed to have occurred if, after the Effective Date, there shall have occurred any of the following:

(i) any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company) becomes the beneficial owner (except that a Person shall be deemed to be the beneficial owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company or any Significant Subsidiary (as defined below), representing 50% or more of the combined voting power of the Company’s or such subsidiary’s then outstanding securities;

(ii) during any period of two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, cease for any reason to constitute at least a majority of the Board;

(iii) the consummation of a merger or consolidation of the Company or any subsidiary owning directly or indirectly all or substantially all of the consolidated assets of the Company (a “Significant Subsidiary”) with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company or a Significant Subsidiary outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation;

(iv) the stockholders of the Company or any affiliate approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition) and the satisfaction of all material conditions to completion of the transaction, in which case the Board shall determine the effective date of the Change in Control resulting therefrom; or

(v) any other event occurs which the Board determines, in its discretion, would materially alter the structure of the Company or its ownership.

10.	General Provisions.

(a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation or listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations or listing requirements. The foregoing notwithstanding, in connection with a Change in Control, without the express written consent of the affected Participant the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary or affiliate thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative; provided, that Awards and other rights (other than with respect to Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission); and provided, further, that any such transfer, if permitted, must be a gratuitous transfer. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5(b), (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder in cancellation of an outstanding Option, SAR or other Award with respect to which Stock has not been previously issued. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under Section 7 to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder. All adjustments pursuant to this Section 10(c) with respect to an Award intended to qualify for an exemption from, or to comply with the requirements of, Section 409A of the Code shall be accomplished in a manner consistent with such intent.

(d) Tax Provisions.

(i) Withholding. The Company and any subsidiary or affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, except a greater amount of Stock may be withheld if such withholding would not result in additional accounting expense to the Company.

(ii) Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(e) Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by the Plan by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award.

(f) Right of Setoff. The Company or any subsidiary or affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or any subsidiary or affiliate may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 10(f).

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute, or to provide the means for the grant of Awards that constitute, an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(l) Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 10(l) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

(m) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary or affiliate, (ii) interfering in any way with the right of the Company or a subsidiary or affiliate to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(n) Severability; Entire Agreement. If any of the provisions of the Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof (unless an employment agreement entered into between the Company and the Participant specifically provides contradictory terms, in which case the terms of the employment agreement shall govern).

(o) Plan Effective Date and Termination. The Plan as originally adopted became effective on December 10, 2004. The 2006 amendment and restatement of the Plan, including the increase of the shares available under Sections 4(a), shall become effective if, and at such time as, the stockholders of the Company have approved it by a majority of the votes cast at a duly held meeting of stockholders at which a quorum is present (the “Effective Date”). Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

ALEXION PHARMACEUTICALS, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 7, 2006.

Leonard Bell, M.D. and David W. Keiser, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of Alexion Pharmaceuticals, Inc. (the “Company”) held of record by the undersigned on April 21, 2006, at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Wednesday, June 7, 2006 in the College Room at the Omni Hotel, 155 Temple Street, New Haven, Connecticut, 06510 and any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED BELOW AND IN FAVOR OF PROPOSAL 2 AND PROPOSAL 3. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.

1.	Proposal—Election of Directors—Nominees are:

Leonard Bell, David W. Keiser, Max Link, Joseph A. Madri, Larry L. Mathis, R. Douglas Norby, Alvin S. Parven and Ruedi E. Waeger.

☐    FOR all listed nominees (except do not vote for the nominee(s) whose name(s) appears(s) below):

☐    WITHHOLD AUTHORITY to vote for the listed nominees.

2.	Proposal No. 2—Approval of the amendment to 2004 Incentive Plan, as described in the accompanying proxy statement, including to increase the number of shares of common stock available for issuance by 775,000 shares (subject to adjustment in the event of stock splits and other similar events).

                    ☐    FOR            ☐    AGAINST        ☐    ABSTAIN

3.	Proposal No. 3—Ratification of appointment by the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

                    ☐    FOR            ☐    AGAINST        ☐    ABSTAIN

IMPORTANT: Please sign exactly as name appears below. Each joint owner shall sign. Executors, administrators, trustees, etc. should give full title as such. If signor is a corporation, please give full corporate name by duly authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated                                                                              , 2006

Signature

Signature if held jointly

The above-signed acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished therewith.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.